03/08/2006

                                                                                   Via UPS
Barbara L. Marik
First Vice President                                                                           (312) 904-7323
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL
USA     60603-0000

Citigroup Commercial Mortgage Securities, Commercial Mortgage Pass-Through
Certificates, Series CD 2005-CD1
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

                                                                                                   /s/ Steven W. Smith               3/8/06
                                                                                                   Steven W. Smith                           Date
                                                                                                   Executive Vice President

   A member of the PNC Financial Services Group
    10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
    www.midlandls.com 913 253 9000  T 913 253 9001 F

cc:
    Mr. Stephen Hogue
    Bank of America Commercial Mortgage Inc.
    NC1-027-021-02
    214 N Tryon St
    Charlotte, NC 28255-0000

    Ms. Angela Vleck
    Citigroup Commercial Mortgage Securities Inc
    388 Greenwich St, 11th Floor
    New York, New York 10013

    Ms. Angela Vleck
    Citigroup Commercial Mortgage Securities Inc
    388 Greenwich St, 11th Floor
    New York, New York 10013

    Mr. Lanie Kaye
    Deutsche Bank Securities Inc.
    60 Wall Street
    New York, NY 10005

    Ms. Charlene Thomas
    Lehman Brothers Inc.
    745 Seventh Avenue
    New York, NY 10019-0000

    Mr. Steven N. Bjerke
    LNR Securities Holdings LLC
    1601 Washington Ave, STE 800
    Miami Beach, Florida 33139

    Attn: Commercial Mortgage Surveillance
    Moody's Investor Services, Inc.
    99 Church Street, 4th Floor
    New York, NY 10007-0000

    Mr. N. Dante LaRocca
    Nomura Asset Capital Corporation
    Nomura Asset Securities Corporation
    Two World Financial Center, Bldg B 22nd Floor
    New York, NY 10281-0000

    Mr. Scott Holmes
    PNC Capital Markets, Inc.
    5605 Carnegie Blvd, 450
    Charlotte, North Carolina 28209

    Attn: CMBS Surveillance
    Standard & Poor's Ratings Services
    55 Water Street, 41st Floor
    New York, NY 10041-0000

    Mr. Charles Culbreth
    Wachovia Bank, National Association
    301 S. College St., TW-32
    Charlotte, NC 28202-0000